United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2009

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 South Lewis Ave., Tulsa, Oklahoma 74136
(Address of principal executive offices)

Registrant's telephone number, including area code   (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CPR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CPR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

                On July 2, 2009, Arena Resources, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement with MidFirst Bank and additional lenders consisting of Compass Bank and Capital One, N.A., pursuant to which, among other items, the Company’s credit facility was extended until June 30, 2012, and its aggregate maximum revolving credit commitment was established at $150 million.

                A copy of the Second Amended and Restated Credit Agreement was included as an exhibit to the Company’s 8-K filed July 15, 2009. The text of Item 1.01 of that 8-K is amended by this filing.

Exhibits

10.1	Second Amended and Restated Credit Agreement dated as of June 30, 2009, effective as of July 2, 2009, among the Company, MidFirst Bank, Compass Bank and Capital One, N.A.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: July 29, 2009	By:	/s/ William R. Broaddrick William R. Broaddrick Vice President Finance and Principal Financial Officer